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                                                                  EXHIBIT 10.72

                                    FORM OF
                              FIRST AMENDMENT TO
                              RETENTION AGREEMENT

  This FIRST AMENDMENT TO RETENTION AGREEMENT (the "Amendment") is made as of
            , 1997 between Merisel, Inc., a Delaware corporation (the "Company" or "Merisel"), and Thomas P. Reeves ("Executive").

                                  BACKGROUND

  WHEREAS, the Company and Executive entered into a Retention Agreement dated as of October 1, 1995 (the "Agreement") pursuant to which the terms and conditions governing the Executive's employment by the Company following a Change of Control were set forth; and

  WHEREAS, the Company and Executive desire to modify the terms of the Agreement as set forth herein;

  NOW, THEREFORE, the Company and Executive hereby agree to amend the Agreement as set forth below.

                                   AGREEMENT

  1. Section 1(c) of the Agreement is hereby amended to read in its entirety as follows:

    "(c) A "Change of Control" shall have occurred if (i) any person, corporation, partnership, trust, association, enterprise or group shall become the beneficial owner, directly or indirectly, of outstanding capital stock of the Company possessing at least 50% of the voting power (for the election of directors) of the outstanding capital stock of the Company, or
  (ii) there shall be a sale of all or substantially all of the Company's assets or the Company shall merge or consolidate with another corporation and the stockholders of the Company immediately prior to such transaction do not own, immediately after such transaction, stock of the purchasing or surviving corporation in the transaction (or of the parent corporation of the purchasing or surviving corporation) possessing more than 50% of the voting power (for the election of directors) of the outstanding capital stock of that corporation, which ownership shall be measured without regard to any stock of the purchasing, surviving or parent corporation owned by the stockholders of the Company before the transaction, or (iii) within one year following a transaction in which the holders of the Company's 12.5% Senior Notes due 2004 (the "Senior Notes") exchange all or substantially all of the Senior Notes for Common Stock of the Company, Dwight A. Steffensen is terminated by the Company's Board of Directors as Chief Executive Officer of the Company or the Company breaches its employment agreement with Mr. Steffensen in any material respect. It is expressly understood that, for purposes of this Section 1(c) the holders of indebtedness of the Company or its subsidiaries shall not be deemed to constitute a "group" solely by virtue of their roles as debtholders or by exercising their rights with respect thereto."

  2. Section 1(h) of the Agreement is hereby amended to read in its entirety as follows:

    "(h) "Expiration Date" shall mean July 31, 1999."

  3. Section 3(a) of the Agreement is hereby amended to read in its entirety as follows:

    "(a) The Company shall make a lump sum payment to Executive on the effective date of such Covered Termination, equal to twelve (12) months of Executive's Base Salary then in effect. The payments to be made to Executive upon a Covered Termination are in addition to the payments made to employees by the Company upon termination in the ordinary course, such as reimbursement for business expenses and vacation pay through the date of termination."
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  4. Section 3(b) of the Agreement is hereby amended to read in its entirety as follows:

    "(b) The Company shall make a lump sum payment to Executive on the effective date of such Covered Termination, equal to one times the average of the annual performance bonus received by the Executive over the three year period preceding the effective date of the Covered Termination."

  5. Section 6(a) of the Agreement is hereby amended deleted in its entirety.

  6. Section 6(b) of the Agreement is hereby amended to read in its entirety as follows:

    "(b) During the term of this Agreement, Executive will not, on behalf of any business enterprises other than the Company and its subsidiaries, solicit the employment of or hire any person that is or was employed by the Company or any of its subsidiaries at any time on or after January 1, 1995."

  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment to Retention Agreement, as of the day and year first written above.

MERISEL, INC.

                                          THOMAS P. REEVES

By: _________________________________     _____________________________________
Its: ________________________________